Exhibit 23(3)




                                              November 1, 2001



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the use of our report dated September 13, 2000 on the financial statements of Michigan City Savings and Loan Association (the "Association") and to the reference made to use under the caption "Experts" in the Application of Conversion filed by the Association with the Office of Thrift Supervision and in the Registration Statement on Form SB-2 filed by City Savings Financial Corporation with the United States Securities and Exchange Commission.


                                                 /s/ Parkison & Hinton

                                                 Parkison & Hinton, Inc., P.C.
                                                 LaPorte, Indiana